UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 24, 2008

BELO CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of in Company or organization)	1-8598 (Commission File Number)	75-0135890 (I.R.S. Employer Identification No.)

P. O. Box 655237 Dallas, Texas (Address of principal executive offices)		75265-5237 (Zip Code)
Registrant’s telephone number, including area code: (214) 977-6606
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06. Material Impairments.
     On January 24, 2008, the Company announced that it completed its required annual impairment testing of goodwill and other intangible assets using the methodology prescribed by Statement of Financial Accounting Standards (SFAS), 142 “Goodwill and Other Intangible Assets” and that, as a result, the Company will incur a non-cash charge to goodwill of approximately $370 million in the fourth quarter of 2007 related to goodwill impairment at The Providence Journal, The Press-Enterprise in Riverside, CA and, to a lesser extent, WHAS-TV in Louisville, which represents approximately $22 million of the total charge. There is no tax effect related to the impairment charge, and the Company estimates that the effect on earnings per share will be approximately $3.60 per share. This non-cash charge will not affect the Company’s liquidity, cash flows from operating activities or debt covenants, or have any impact on future operations. A copy of the press release announcing the completion of impairment testing is attached as Exhibit 99.1 and (expressly including, without limitation, the press release’s last two paragraphs, regarding forward-looking statements) is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release issued by Belo Corp. on January 24, 2008

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 25, 2008	BELO CORP.

	By:	/s/ Alison K. Engel Alison K. Engel
Vice President/Corporate Controller

EXHIBIT INDEX

99.1	Press Release issued by Belo Corp. on January 24, 2008